EXHIBIT 4.34I
Execution copy

THIRD AMENDMENT TO CREDIT AGREEMENT
This THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of July 2, 2019 (this “Third Amendment”), is entered into by and among CLEAN HARBORS, INC., a Massachusetts corporation (the “U.S. Borrower”), CLEAN HARBORS INDUSTRIAL SERVICES CANADA, INC., an Alberta corporation (the “Canadian Borrower” and, together with the U.S. Borrower, the “Borrowers”), the other Loan Parties party hereto, certain of the Lenders party hereto which constitute the “Required Lenders”, and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, together with its successors and assigns, the “Agent”).
W I T N E S S E T H:
WHEREAS, the Borrowers, the lenders from time to time party thereto (collectively, the “Lenders” and each individually, a “Lender”) and the Agent are parties to the Fifth Amended and Restated Credit Agreement dated as of November 1, 2016 (as amended by that certain First Amendment to Credit Agreement, dated as of June 30, 2017, as further amended by that certain Second Amendment to Credit Agreement, dated as of July 19, 2018, and as further amended, modified and supplemented from time to time prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders, subject to the terms and conditions contained therein, agreed to make loans and other financial accommodations to the U.S. Borrower and the Canadian Borrower; and
WHEREAS, the Borrowers have requested that the Agent and the Required Lenders effect certain amendments to the Credit Agreement as more specifically set forth herein, and the Agent and the Required Lenders are willing to effect such amendments to the Credit Agreement on the terms and conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties signatory hereto agree as follows:
1.Defined Terms. Except as otherwise defined in this Third Amendment, terms used herein that are not otherwise defined shall have the meanings given to those terms in the Credit Agreement (as amended hereby).
2.Amendment to Credit Agreement. Subject to the satisfaction of the conditions precedent specified in Section 4 below, the following amendments shall be incorporated into the Credit Agreement effective as of the Effective Date:
(a)Section 1.1 of the Credit Agreement is hereby amended by substituting the definitions of the following terms as set forth below in lieu of the current versions of such definitions contained in Section 1.1 of the Credit Agreement:
“Restricted Subsidiary: as defined in any Senior High Yield Indenture in effect (x) on the Third Amendment Effective Date or (y) with respect to any Senior High Yield Documents entered into after the Third Amendment

Effective Date in accordance with the terms hereof, on the date such documents are entered into.”
“Senior High Yield Indenture: each of (i) the Senior High Yield Indenture (2020), (ii) the Senior High Yield Indenture (2021), (iii) the Senior High Yield Indenture (2027)/(2029) and (iv) each other indenture or other similar instrument governing any additional Senior High Yield Debt incurred by the U.S. Borrower and the U.S. Facility Guarantors after the Third Amendment Effective Date so long as such additional Senior High Yield Debt is issued in compliance with Section 10.2.2(n) and the material terms thereof are otherwise consistent with the Senior High Yield Debt Documents in effect on the Third Amendment Effective Date, in each case under clauses (iii) and (iv), as such documents may hereafter be supplemented or amended in accordance with their respective terms and the terms hereof.”
“Senior High Yield Indenture (2027)/(2029): the Indenture dated as of July 2, 2019, among the U.S. Borrower, its U.S. Subsidiaries party thereto, and U.S. Bank National Association, as trustee.”
“Third Amendment: that certain Third Amendment to Credit Agreement, dated as of July 2, 2019, entered into by and among, among others, the U.S. Borrower, the Canadian Borrower and the Agent.”
“Third Amendment Effective Date: July 2, 2019.”
“Unrestricted Subsidiary: as defined in any Senior High Yield Indenture in effect (x) on the Third Amendment Effective Date or (y) with respect to any Senior High Yield Documents entered into after the Third Amendment Effective Date in accordance with the terms hereof, on the date such documents are entered into.”
(b)Section 10.2.2(l) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and inserting in lieu thereof the following:
“(l) (i) the Senior High Yield Debt outstanding on the Third Amendment Effective Date; (ii) any additional Senior High Yield Debt incurred by the U.S. Borrower and the U.S. Facility Guarantors after the Third Amendment Effective Date in connection with the issuance of “Additional Notes” (as defined in each Senior High Yield Indenture) so long as such additional Senior High Yield Debt is issued in compliance with Section 10.2.2(n) and the terms of the applicable Senior High Yield Indenture; and (iii) refinancings of the Senior High Yield Debt so long as (A) such refinancing is in compliance with Section 10.2.2(n) and (B) the material terms of such refinancings are otherwise consistent with the Senior High Yield Documents as in effect on (x) the Third Amendment Effective Date or (y) with respect to any Senior High Yield Documents entered into after the Third Amendment Effective Date in accordance with the terms hereof, the date such documents are entered into;”

(c)Section 10.2.18 of the Credit Agreement is hereby amended by deleting such subsection in its entirety and inserting in lieu thereof the following:
“Unrestricted Subsidiary. Designate any Loan Party as an “Unrestricted Subsidiary”, unless such Loan Party has been designated as an “Unrestricted Subsidiary” (a) in accordance with and as permitted under each Senior High Yield Indenture as in effect on (x) the Third Amendment Effective Date or (y) with respect to any Senior High Yield Documents entered into after the Third Amendment Effective Date in accordance with the terms hereof, the date such documents are entered into and (b) in compliance with, and subject to the conditions specified in, Section 10.2.3(k).”
3.Representations and Warranties. Each Loan Party hereby represents and warrants that:
(a)all Senior High Yield Notes issued under the Senior High Yield Indenture (2020) have been prepaid, redeemed, defeased or repurchased as permitted under Section 10.2.14 of the Credit Agreement or refinanced as permitted under Section 10.2.2(l) of the Credit Agreement;
(b)no Default or Event of Default has occurred and is continuing;
(c)the execution, delivery and performance of this Third Amendment by each Loan Party are all within such Loan Party’s corporate powers, are not in contravention of any Applicable Law or the terms of such Loan Party’s Organic Documents, the Goldman Term Loan Agreement, or any indenture, agreement or undertaking to which such Loan Party is a party or by which such Loan Party or its property is bound, and shall not result in the creation or imposition of any lien, claim, charge or encumbrance upon any of the Collateral, except in favor of Agent and the other Secured Parties pursuant to the Credit Agreement and the other Loan Documents as amended hereby;
(d)this Third Amendment and each other agreement or instrument to be executed and delivered by the Loan Parties in connection herewith have been duly authorized, executed and delivered by all necessary action on the part of such Loan Party and, if necessary, its stockholders, as the case may be, and the agreements and obligations of each Loan Party contained herein and therein constitute the legal, valid and binding obligations of such Loan Party, enforceable against it in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditor’s rights generally and by general principles of equity; and
(e)after giving effect to this Third Amendment, all representations and warranties contained in the Credit Agreement and each other Loan Document are true and correct in all respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except for the representations and warranties contained in Sections 9.1.5(a) and (b) of the Credit Agreement, which shall be deemed to refer to the most recent statements furnished pursuant to Sections 10.1.1(a) and (b) of the Credit Agreement, respectively.

4.Conditions to Effectiveness. This Third Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Agent (such date referred to herein as, the “Effective Date”):
(a)the Required Lenders shall have approved this Third Amendment;
(b)the Agent shall have received this Third Amendment, duly executed by each of the parties hereto;
(c)the Agent shall have received that certain Indenture dated as of July 2, 2019, among the U.S. Borrower, its U.S. Subsidiaries party thereto, and U.S. Bank National Association, as trustee, duly executed by each of the parties party thereto;
(d)after giving effect to this Third Amendment, no Default or Event of Default shall have occurred and be continuing;
(e)all orders, permissions, consents, approvals, licenses, authorizations and validations of, and filings, recordings and registrations with, and exemptions by, any Governmental Authority, or any other Person required to authorize or otherwise required in connection with the execution, delivery and performance by each Loan Party of this Third Amendment and the transactions contemplated, shall have been obtained and shall be in full force and effect; and
(f)the Borrowers shall have paid in full all fees and expenses of the Agent (including the fees, charges and disbursement of counsel to the Agent) incurred in connection with the preparation, execution, delivery and administration of this Third Amendment and the other instruments and documents to be delivered hereunder (with such fees and expenses described in this paragraph being fully earned as of the date hereof, and no portion thereof shall be refunded or returned to the Loan Parties under any circumstances).
5.Effect on Loan Documents. The Credit Agreement and the other Loan Documents, after giving effect to the Third Amendment and any other Loan Documents to be executed simultaneously herewith, shall be and remain in full force and effect in accordance with their terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Third Amendment shall not operate as a waiver of any right, power, or remedy of the Agent or any other Secured Party under the Credit Agreement or any other Loan Document, as in effect prior to the date hereof. Each Loan Party hereby ratifies and confirms in all respects all of its obligations (including with respect to Guarantees) and liabilities under the Loan Documents to which it is a party and each Loan Party hereby ratifies and confirms in all respects any prior grant of a security interest under the Loan Documents to which it is party, which security interests shall continue to secure the applicable Obligations (after giving effect to this Third Amendment), in each case, on and subject to the terms and conditions set forth in the Credit Agreement and the other Loan Documents.
6.Further Assurances. Each Loan Party shall execute and deliver all agreements, documents and instruments, each in form and substance satisfactory to the Agent, and take all actions as the Agent may reasonably request from time to time, to perfect and maintain the perfection and priority of the security interest in the Collateral held by the Agent and to fully consummate the transactions contemplated under this Third Amendment, the Credit Agreement, and the other Loan Documents, as modified hereby or simultaneously herewith, as applicable.
7.Release. Each Loan Party hereby remises, releases, acquits, satisfies and forever discharges Agent and the other Secured Parties, their agents, employees, officers, directors, predecessors, attorneys and all others acting on behalf of or at the direction of Agent or the other Secured Parties, of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had, or now has, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the Effective Date, against Agent and the other Secured Parties, their agents, employees, officers, directors, attorneys and all persons acting on behalf of or at the direction of Agent or the other Secured Parties (“Releasees”), for, upon or by reason of any matter, cause or thing whatsoever arising under, or in connection with, or otherwise related to, the Loan Documents through the Effective Date. Without limiting the generality of the foregoing, each Loan Party waives and affirmatively agrees not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they have or may have under, or in connection with, or otherwise related to, the Loan Documents as of the Effective Date, including, but not limited to, the rights to contest any conduct of Agent, the other Secured Parties or other Releasees on or prior to the Effective Date.
8.No Novation; Entire Agreement. This Third Amendment evidences solely the amendment of certain specified terms and obligations of the Loan Parties under the Credit Agreement and is not a novation or discharge of any of the other obligations of the Loan Parties under the Credit Agreement. There are no other understandings, express or implied, among the Loan Parties, the Agent and the other Secured Parties regarding the subject matter hereof or thereof.
9.Choice of Law. THIS THIRD AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO SECTION 5‑1401 OF THE NEW YORK GENERAL OBLIGATION LAW AND FEDERAL LAWS RELATING TO NATIONAL BANKS).
10.Counterparts; Facsimile Execution. This Third Amendment may be executed in any number of counterparts and by different parties and on separate counterparts, each of which when so executed and delivered shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Third Amendment by facsimile (or other electronic transmission) shall be as effective as delivery of a manually executed counterpart of this Third Amendment.
11.Construction. This Third Amendment is a Loan Document. This Third Amendment and the Credit Agreement shall be construed collectively and in the event that any term, provision or condition of any of such documents is inconsistent with or contradictory to any term, provision or condition of any other such document, the terms, provisions and conditions of this Third Amendment shall supersede and control the terms, provisions and conditions of the Credit Agreement.

12.Miscellaneous. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Third Amendment has been duly executed and delivered by each of the parties hereto as a sealed instrument as of the date first above written.
BORROWERS:
CLEAN HARBORS, INC.
By: /s/ Michael L. Battles
Name: Michael L. Battles
Title: Executive Vice President and Chief Financial Officer
CLEAN HARBORS INDUSTRIAL SERVICES CANADA, INC.
By: /s/ Michael L. Battles
Name: Michael L. Battles
Title: Executive Vice President

[Signature Page to Third Amendment to Credit Agreement]

OTHER LOAN PARTIES:

ALTAIR DISPOSAL SERVICES, LLC
BATON ROUGE DISPOSAL, LLC
BRIDGEPORT DISPOSAL, LLC
CH INTERNATIONAL HOLDINGS, LLC
CLEAN HARBORS ANDOVER, LLC
CLEAN HARBORS ARAGONITE, LLC
CLEAN HARBORS ARIZONA, LLC
CLEAN HARBORS BATON ROUGE, LLC
CLEAN HARBORS BDT, LLC
CLEAN HARBORS BUTTONWILLOW, LLC
CLEAN HARBORS CHATTANOOGA, LLC
CLEAN HARBORS CLIVE, LLC
CLEAN HARBORS COFFEYVILLE, LLC
CLEAN HARBORS COLFAX, LLC
CLEAN HARBORS DEER PARK, LLC
CLEAN HARBORS DEER TRAIL, LLC
CLEAN HARBORS DEVELOPMENT, LLC
CLEAN HARBORS DISPOSAL SERVICES, INC.
CLEAN HARBORS EL DORADO, LLC
CLEAN HARBORS ENVIRONMENTAL SERVICES, INC.
CLEAN HARBORS EXPLORATION SERVICES, INC.
CLEAN HARBORS FLORIDA, LLC
CLEAN HARBORS GRASSY MOUNTAIN, LLC
CLEAN HARBORS INDUSTRIAL SERVICES, INC.
CLEAN HARBORS KANSAS, LLC
CLEAN HARBORS KINGSTON FACILITY CORPORATION
CLEAN HARBORS LAPORTE, LLC
CLEAN HARBORS LAUREL, LLC
CLEAN HARBORS LONE MOUNTAIN, LLC
CLEAN HARBORS OF BALTIMORE, INC.
CLEAN HARBORS OF BRAINTREE, INC.
CLEAN HARBORS OF CONNECTICUT, INC.
CLEAN HARBORS PECATONICA, LLC
CLEAN HARBORS RECYCLING SERVICES OF CHICAGO, LLC
CLEAN HARBORS RECYCLING SERVICES OF OHIO, LLC
CLEAN HARBORS REIDSVILLE, LLC
CLEAN HARBORS SAN JOSE, LLC
CLEAN HARBORS SAN LEON, INC.
CLEAN HARBORS SERVICES, INC.
CLEAN HARBORS SURFACE RENTALS USA, INC.
CLEAN HARBORS TENNESSEE, LLC
CLEAN HARBORS WESTMORLAND, LLC
CLEAN HARBORS WHITE CASTLE, LLC
CLEAN HARBORS WICHITA, LLC
CLEAN HARBORS WILMINGTON, LLC
CROWLEY DISPOSAL, LLC
DISPOSAL PROPERTIES, LLC
EMERALD SERVICES, INC.
GSX DISPOSAL, LLC
HILLIARD DISPOSAL, LLC
INDUSTRIAL SERVICE OIL COMPANY, INC.
MURPHY’S WASTE OIL SERVICE INC.

[Signature Page to Third Amendment to Credit Agreement]

ROEBUCK DISPOSAL, LLC
ROSEMEAD OIL PRODUCTS, INC.
SAFETY-KLEEN ENVIROSYSTEMS COMPANY
SAFETY-KLEEN ENVIROSYSTEMS COMPANY OF PUERTO RICO, INC.
SAFETY-KLEEN, INC.
SAFETY-KLEEN INTERNATIONAL, INC.
SAFETY-KLEEN SYSTEMS, INC.
SAFETY-KLEEN OF CALIFORNIA, INC.
SAWYER DISPOSAL SERVICES, LLC
SERVICE CHEMICAL, LLC
SPRING GROVE RESOURCE RECOVERY, INC.
THERMO FLUIDS INC.
THE SOLVENTS RECOVERY SERVICE OF NEW JERSEY, INC.
TULSA DISPOSAL, LLC
VERSANT ENERGY SERVICES, INC.
LONESTAR WEST ENTERPRISES, LLC
LONESTAR WEST SERVICES LLC
CYN OIL CORPORATION
H2O ENVIRONMENTAL, INC.

By: /s/ Michael L. Battles
Name: Michael L. Battles
Title: Executive Vice President

[Signature Page to Third Amendment to Credit Agreement]

PLAQUEMINE REMEDIATION SERVICES, LLC

            By: /s/ Michael R. McDonald
Name: Michael R. McDonald
Title: President

[Signature Page to Third Amendment to Credit Agreement]

BCT Structures, ULC
Clean Harbors Canada, Inc.
Clean Harbors Directional Boring Services, ULC
Clean Harbors Energy and Industrial Services Corp.
Clean Harbors Energy and Industrial Western Ltd.
Clean Harbors Energy Services, ULC
Clean Harbors Exploration Services, ULC
Clean Harbors Industrial Services Canada, Inc.
Clean Harbors Innu Environmental Services, Inc.
Clean Harbors Lodging Services, ULC
Clean Harbors Mercier, Inc.
Clean Harbors Production Services, ULC
Clean Harbors Quebec, Inc.
Clean Harbors Surface Rentals, ULC
EnviroSORT Inc.
Grizzco Camp Services, ULC
JL Filtration Inc.
LONESTAR WEST INC.
LONESTAR SYLVAN INC.
Lonestar Vacuum Inc.
Safety-Kleen Canada Inc.
Sanitherm, ULC
Tri-Vax Enterprises Ltd.
Vulsay Industries Ltd.

By: /s/ Michael L. Battles
Name: Michael L. Battles
Title: Executive Vice President

[Signature Page to Third Amendment to Credit Agreement]

Clean Harbors Directional Boring Services LP

Clean Harbors Directional Boring Services, ULC,
Its General Partner

By: /s/ Michael L. Battles
Michael L. Battles, Executive Vice President

Clean Harbors Energy and Industrial Services LP

Clean Harbors Energy and Industrial Services Corp.,
Its General Partner

By: /s/ Michael L. Battles
Michael L. Battles, Executive Vice President

Clean Harbors Exploration Services LP

Clean Harbors Exploration Services ULC,
Its General Partner

By: /s/ Michael L. Battles
Michael L. Battles, Executive Vice President

Clean Harbors Lodging Services LP

Clean Harbors Lodging Services, ULC,
Its General Partner

By: /s/ Michael L. Battles
Michael L. Battles, Executive Vice President

[Signature Page to Third Amendment to Credit Agreement]

CLEAN HARBORS SURFACE RENTALS PARTNERSHIP

Clean Harbors Surface Rentals, ULC,
Its General Partner

By: /s/ Michael L. Battles
Michael L. Battles, Executive Vice President

JL FILTRATION OPERATING LIMITED PARTNERSHIP

JL Filtration Inc., Its General Partner

By: /s/ Michael L. Battles
Michael L. Battles, Executive Vice President

Versant Energy Services, LP

Clean Harbors Industrial Services Canada, Inc.,
Its General Partner

By: /s/ Michael L. Battles
Michael L. Battles, Executive Vice President

[Signature Page to Third Amendment to Credit Agreement]

AGENT AND LENDERS:

BANK OF AMERICA, N.A.,
as Agent and a U.S. Lender

By: /s/ Christopher M. O'Halloran
Name:    Christopher M. O’Halloran
Title:    Senior Vice President

BANK OF AMERICA, N.A. (acting through its Canada branch), as a Canadian Lender

By: /s/ Sylwia Durkiewicz
Name:    Sylwia Durkiewicz
Title: Vice President

[Signature Page to Third Amendment to Credit Agreement]

CANADIAN IMPERIAL BANK OF COMMERCE,
as a Canadian Lender

By: /s/ Aaron Adinata
Name: Aaron Adinata
Title: Authorized Signatory

By: /s/ Geoff Golding
Name: Geoff Golding
Title: Authorized Signatory

[Signature Page to Third Amendment to Credit Agreement]

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a U.S. Lender

By: /s/ Dominic Sorresso
Name: Dominic Sorresso
Title: Authorized Signatory

By: /s/ Melissa E. Brown
Name: Melissa E. Brown
Title: Authorized Signatory

[Signature Page to Third Amendment to Credit Agreement]

BRANCH BANKING AND TRUST COMPANY, as a U.S. Lender and Canadian Lender

By: /s/ David Miller
Name: David Miller
Title: Vice President

[Signature Page to Third Amendment to Credit Agreement]

CITIZENS BUSINESS CAPITAL, f/k/a RBS CITIZENS BUSINESS CAPITAL, a division of CITIZENS ASSET FINANCE, INC., f/k/a RBS ASSET FINANCE, INC., as a U.S. Lender and Canadian Lender

By: /s/ Alex D'Alessandro
Name: Alex D'Alessandro
Title: Senior Vice President

[Signature Page to Third Amendment to Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a U.S. Lender

By: /s/ Lia Cornejo
Name: Lia Cornejo
Title: Authorized Officer

JPMORGAN CHASE BANK, N.A., Toronto Branch, as a Canadian Lender

By: /s/ Italo Fortino
Name: Italo Fortino
Title: Authorized Officer

[Signature Page to Third Amendment to Credit Agreement]

PEOPLE’S UNITED BANK, N.A., as a U.S. Lender and Canadian Lender

By: /s/ Michael J. McDermott
Name: Michael J. McDermott
Title: Senior Vice President

[Signature Page to Third Amendment to Credit Agreement]

SIEMENS FINANCIAL SERVICES, INC., as a U.S. Lender and Canadian Lender

By: /s/ John Finore
Name: John Finore
Title: Vice President

By: /s/ Jeffrey B. Iervese
Name: Jeffrey B. Iervese
Title: Vice President

[Signature Page to Third Amendment to Credit Agreement]

SUNTRUST BANK, as a U.S. Lender and Canadian Lender

By: /s/ Christopher M. Waterstreet
Name: Christopher M. Waterstreet
Title: Director

[Signature Page to Third Amendment to Credit Agreement]

GOLDMAN SACHS BANK USA, as a U.S. Lender and Canadian Lender

By: /s/ Jamie Minieri
Name: Jamie Minieri
Title: Authorized Signatory

[Signature Page to Third Amendment to Credit Agreement]